Electric Clearinghouse, Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
Phone 713.507.6400
www.dynegy.com




                                                                          DYNEGY
May 27, 1999

VIA FACSIMILE AND FEDERAL EXPRESS
Cap Rock Electric Cooperative
500 W. Wall, Suite 400
Midland, TX 79701

Attention: Mr. John Parker


                               CONFIRMATION LETTER

Ladies and Gentlemen:

Electric Clearinghouse, Inc. ("ECI") is pleased to enter into this agreement reached effective as of the date last set forth below with Cap Rock Electric Cooperative, for its Hunt-Collin Division and the City of Farmersville Municipal Electric Utility ("CAPROCK") regarding the purchase/sale of Power under the terms and conditions as follows. This confirmation letter is delivered in connection with, and is subject to the execution and thereafter to the terms and conditions of that certain Power Purchase and Sale Agreement to be executed prior to or concurrently with this Confirmation Letter (the "Master Agreement"). Any terms that are capitalized but not defined herein shall have the same meaning(s) as ascribed to such term(s) as set forth in the Master Agreement. Any conflict between the terms of this Confirmation Letter and the Master Agreement shall be resolved in favor of the construction contained in this Confirmation Letter. This Confirmation Letter and the Master Agreement are sometimes hereinafter referred to as the "Agreement".

SELLER:             Electric Clearinghouse. Inc,

BUYER: Cap Rock Electric Cooperative, for its Hunt-Collin Division and the City of Farmersville Municipal Electric Utility

TERM AND
RENEWAL OPTION:     June 1, 1999 through May 31, 2001 (the "Initial Term"). At any time prior to August 1, 2000 (the "Exercise Date"), ECI may make an election to extend the Initial Term of this Agreement for an additional one-year period commencing June
                    1, 2001 and continuing through May 31, 2002.

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 2

                    Notice of ECI's election to extend the Initial Term by one year as described above must be delivered in writing to CAPROCK no later than the Exercise Date. If ECI elects not to extend the Initial Term of this Agreement as provided in this Section which may be evidenced by ECI's failure to deliver any notice by the Exercise Date, then neither ECI nor CAPROCK shall have any rights or obligations under this Agreement following the expiration of the Initial Term. The Initial Term together with the one-year extension described in this Section is sometimes referred to in this Agreement as the "Term". Each period under this Agreement from June 1 through May 31 of the next following year is referred to in this Agreement as a "Contract Year".

THE TRACKING
ACCOUNT: For each Summer Month Period (defined below), CAPROCK shall establish a tracking account (the "Tracking Account"). "Summer Month Period" means each period of June, July, August, and September during the Initial Term. During each Summer Month Period, the Tracking Account shall track CAPROCK's total cost of Replacement Energy (the "Replacement Energy Cost") accrued during the Summer Month Period, which cost shall equal the positive difference, if any, between
                    (a) CAPROCK's actual cost of Replacement Energy procured from sources other than ECI and adjusted for any differences in transmission costs, and (b) the applicable price for the same quantity of energy determined below pursuant to the Section entitled "Energy Strike Prices" if such energy had not been provided as Replacement Energy but rather as energy under this Agreement. If during the Summer Month Period, the Replacement Energy Cost exceeds $250,000, then subject to ECI's right to reduce the Replacement Energy Cost as described below, CAPROCK shall have the right to terminate this Agreement upon five Business Days' notice to ECI with such termination to then become effective on the next following December 31 of the calendar year during which CAPROCK elects to make such termination. Upon receipt of a notice of termination as described in the preceding sentence, ECI may elect to pay to CAPROCK an amount that would have the effect of reducing the Replacement Energy Cost in the Tracking Account to $0.00. ECI shall make such election within five Business Days following ECI's receipt of a termination notice from CAPROCK. If ECI elects to reduce the Replacement Energy Cost in the Tracking Account, the Tracking Account shall be re-set to $0.00 to reflect such payment by ECI but may thereafter continue to accrue Replacement Energy Cost, if any, until the end of the Summer Month Period. On the beginning of each Summer Month Period, it shall be presumed that the Replacement Energy Cost in the Tracking Account is zero dollars without

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 3

                    regard to whether any Replacement Energy Cost has previously accrued. Following a termination as described in this Section, from the date of such termination through the remainder of the calendar year (the "Post Termination Period") CAPROCK shall have the right, but not the obligation to make a one-time election to source energy that would otherwise have been provided under this Agreement from any third party provider; however, even if CAPROCK makes the election to source energy from third parties other than ECI during the Post Termination Period, CAPROCK shall continue to pay to ECI the applicable payments relative to Reservation Charges that would otherwise have been paid during the Post Termination Period. CAPROCK shall notify ECI of its election to source energy from a third party provider at the same time and pursuant to the same notice in which CAPROCK notifies ECI of its election to terminate. After such election, CAPROCK may not thereafter elect to return to a circumstance in which ECI is obligated to supply energy under this Agreement for the Post Termination Period or otherwise. Notwithstanding anything contained in this Agreement to the contrary, if CAPROCK makes the election to terminate the Agreement as provided in this Section or if the Agreement is terminated early for any reason provided in this Agreement, then all accrued but unpaid obligations of CAPROCK relative to payment for Ancillary Services or Excess Energy as provided elsewhere in this Agreement (the "AS Obligations") or pursuant to any agreement regarding Ancillary Services, shall survive the early termination of this Agreement. Similarly, CAPROCK shall remain liable to ECI for any AS Obligations following the expiration of the Term. A termination under this Section shall not constitute an Event of Default and thus shall not give rise to any of the remedies set forth in Section 6.3 of the Master Agreement.

TYPE, COMMITTED
AND PLANNED
RESOURCES:          Capacity and Energy (i.e. Power under the Master Agreement)
                    will be made available at a level of firmness that can be used for ERCOT Planned Transmission Reservation. Capacity will be made available to CAPROCK up to, but not in excess of, the Transmission Contract Quantity. ECI will also make available energy up to the Energy Contract Quantity for the purpose of providing CAPROCK with capacity and energy service for its native load customers in its Hunt-Collin
                    Division and the native load of the City of Farmersville
                    Municipal Electric Utility. In addition, subject to, and in accordance with, the provisions contained in the section entitled "Ancillary Services" below, following execution of this Agreement, ECI and CAPROCK shall use reasonable efforts to arrange for the provision of

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 4

                    Ancillary Services to accompany the supply of capacity and energy. While CAPROCK and ECI intend that the Power supplied under this Agreement will be furnished to CAPROCK to meet a portion of CAPROCK's load, the obligation of ECI to supply Power for a portion of CAPROCK's load nevertheless extends only up to the Energy Contract Quantity. Indeed, ECI and CAPROCK acknowledge that there may be periods during the Term in which CAPROCK's energy demand exceeds the quantity of energy that may be dispatched from the Energy Contract Quantity; however, in such circumstances, ECI shall use reasonable efforts to procure any energy necessary to satisfy CAPROCK's energy demand in excess of the energy available from the Energy Contract Quantity (the "Excess Energy"), either from Ancillary Services or from sources independent from this Agreement. As such, in circumstances where ECI determines on a day-ahead basis that CAPROCK's peak demand for an upcoming day will exceed the Energy Contract Quantity, i.e., that Excess Energy may be required to serve CAPROCK's energy demand, ECI shall use reasonable efforts to identify resources (other than Ancillary Services) from which the Excess Energy may be supplied. ECI will also use reasonable efforts to deliver or cause the delivery of, the Excess Energy to the applicable Delivery Point using planned or unplanned transmission service, if either level of service is available, procured by CAPROCK or ECI on behalf of CAPROCK. CAPROCK acknowledges that the foregoing undertakings of ECI relative to the procurement of Excess Energy are an accommodation to CAPROCK only, and as such, if ECI is unable to cause the delivery of the Excess Energy, for whatever reason, ECI shall have no liability for such failure. If Excess Energy from sources identified by ECI is undelivered for any reason, the parties intend that the Excess Energy will otherwise be supplied pursuant to the arrangements for Ancillary Services set forth below and likewise paid for by CAPROCK.

                    During the Initial Term, all energy supplied under this Agreement up to the Energy Contract Quantity, will be designated (or treated) as ERCOT Type "D" Energy although ECI may schedule energy to CAPROCK under any ERCOT designation other than Type "D" provided that without regard to the type of, or ERCOT classification for the energy scheduled, as between ECI and CAPROCK the delivery obligations of ECI will be consistent with those attendant to deliveries of ERCOT Type "D" energy only. Therefore, when the Planned Resource is unavailable: (a) for any of the reasons set forth in the Master Agreement under Section 10.1; (b) as a result of a failure or threat of failure of any generating equipment comprising the Planned Resource, whether caused by any of the reasons enumerated in Section
                    10.1 of the Master Agreement or otherwise; or (c)

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 5

                    the failure or threat of failure of transmission facilities or curtailment of transmission whether caused by any of the reasons enumerated in Section 10.1 of the Master Agreement or otherwise, including, but not limited to CAPROCK's failure to obtain annual planned transmission service for the Energy Contract Quantity from the ERCOT Independent System Operator, ECI shall be relieved from any obligation to deliver capacity and energy as provided in this Agreement, and CAPROCK shall have sole financial responsibility for any replacement energy procured during such periods ("Replacement Energy"), and/or for "Emergency Energy" as described below. ECI shall use reasonable efforts to deliver or cause the delivery of Replacement Energy to the applicable Delivery Point utilizing sources of energy identified by ECI and existing planned transmission arrangements, or at ECI's election and if available, unplanned transmission services. ECI will also attempt to identify the most competitive sources for such Replacement Energy in terms of price and level of firmness comparable to energy delivered from the Transmission Contract Quantity. CAPROCK however, acknowledges that the foregoing obligations of ECI relative to obtaining Replacement Energy are an accommodation to CAPROCK only, and as such, if ECI is unable to cause the delivery of any Replacement Energy, for whatever reason, ECI shall have no liability to CAPROCK for such failure. If Replacement Energy from sources identified by ECI is undelivered for any reason, the parties intend that the Replacement Energy will otherwise be supplied pursuant to the arrangements for Ancillary Services set forth below.

                    During the Initial Term, ECI may also source energy to CAPROCK from the Committed Resource provided that the energy from the Committed Resource can be transmitted under CAPROCK's annual planned transmission service. All deliveries of energy from the Committed Resource shall also be delivered as ERCOT Type "D" Energy; provided. however that in circumstances in which the Committed Resource is unavailable for energy dispatch (each, a "CR Outage Period") due to: (a) any of the reasons set forth in the Master Agreement under Section 10.1; (b) as a result of a failure or threat of failure of any generating equipment comprising the Committed Resource, whether caused by any of the reasons enumerated in Section 10.1 of the Master Agreement or otherwise; or (c) the failure or threat of failure of transmission facilities or curtailment of transmission whether caused by any of the reasons enumerated in Section
                    10.1 of the Master Agreement or otherwise and without regard to whether energy from the Committed Resource can be transmitted under CAPROCK's annual planned transmission service, the Energy Strike Price shall be adjusted in accordance with the following protocol. When the

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 6


                    Committed Resource is unavailable for dispatch during the CR Outage Period, ECI shall provide energy to CAPROCK from the Planned Resource subject to and in accordance with the terms and conditions for energy deliveries set forth elsewhere in this Agreement. However, for energy delivered from the Planned Resource during a CR Outage Period (the
                    "CR Energy"), the Energy Strike Price shall be the actual per megawatt hour energy price paid by ECI (the "CR Outage Price") to obtain replacement quantities of energy necessary, in ECI's judgment, to supply other third party obligations of ECI that would have otherwise been served but for the unavailability of the Committed Resource for the CR Outage Period. The CR Outage Price shall apply to all CR Energy. Once a CR Outage Period has concluded, the Energy Strike Price shall return to the pricing mechanisms for energy set forth below. Amounts paid for CR Energy by CAP ROCK shall be considered Replacement Energy and shall be included in the Tracking Account but only for amounts attributable to CR Energy delivered to CAPROCK during a Summer Month Period. The CR Outage Price shall apply to all CR Energy and the foregoing mechanism for accrual of CR Energy and payment of the CR Outage Price shall apply even if ECI was sourcing energy to CAPROCK from the Planned Resource at the time that the CR Outage Period occurred and even though ECI may have intended to serve CAPROCK with energy from the Planned Resource during the period encompassed by the CR Outage Period.

                    Until a different generating source is identified by ECI as a Planned Resource, which ECI shall have the right to identify, from time to time in accordance with the Rules (defined below), the "Planned Resource" as such term is defined by Substantive Rules of the Texas Public Utility Commission (the "Rules"), shall be the electric generating facility located in Channelview, Texas owned by Cogen Lyondell, Inc. (the "CLI Facility"). The "Committed Resource" shall be any, generating resource identified by ECI as a resource from which ECI may supply a portion of the Power under this Agreement during each calendar year of the Term, which for 1999 shall be the AES Deepwater Facility (the "AES Facility") located in Pasadena, Texas. ECI shall determine the Committed Resource and the Planned Resource for each subsequent year of the remainder of the Term if different from the CLI Facility and the AES Facility. ECI owns or controls (or in subsequent Contract Years, will own or control) capacity and energy attributable to the Planned Resource and the Committed Resource in amounts sufficient to make the Transmission Contract Quantity and the Energy Contract Quantity available to CAPROCK. While the CLI Facility is the Planned Resource for purposes of

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 7

                    establishing and reserving planned transmission under the Rules for 1999, and with the understanding that in subsequent years of the Term another facility may be identified as the Planned Resource by ECI, CAPROCK acknowledges that ECI may actually source capacity and energy to be delivered to CAPROCK from any available sources in ERCOT, including, but not limited to, the Committed Resource. While ECI may source capacity and energy from any ERCOT resource, CAPROCK shall not be responsible for any T Costs (defined below), in excess of those that would have been payable by CAPROCK for energy deliveries from the Planned Resource.

                    In accordance with Section 3.1 of the Master Agreement, CAPROCK shall be responsible for all transmission losses and loss charges relating to the delivery of energy from and after the Delivery Point, including, but not limited to, "Planned Losses" as such term is construed under the Rules and any other applicable laws or regulations. CAPROCK shall also be responsible for and shall pay all costs, fees, charges or liabilities of whatever nature imposed by the ERCOT Independent System Operator, any applicable transmission utility, or any third party with jurisdiction over such matters (collectively the "T Costs"), incurred in connection with the Transmission Contract Quantity to CAPROCK's load but only up to the amount of the T Costs that are, or would be payable based on energy deliveries from the Planned Resource. In addition, to the extent that the applicable laws, rules, regulations, methodologies, practices or protocols are changed during the Term, and as a result there is a corresponding increase in T Costs for deliveries from the Planned Resource, CAPROCK shall bear all risk, cost and liability associated with such change whether such increase occurs during the Contract Year that such T Costs are incurred or whether they are imposed retroactively. The liabilities for T Costs contained in this Section are in addition to any liabilities associated with Ancillary Services or transmission costs attributable to Excess Energy or Replacement Energy for which CAPROCK bears sole liability and responsibility.

                    During the third Contract Year, (assuming that ECI exercises the election to extend the Initial Term as provided above) all energy supplied under this Agreement up to the Energy Contract Quantity, whether supplied from the Planned Resource or from a Committed Resource, will be designated (or considered) as ERCOT Type "B" Energy although ECI may schedule energy to CAPROCK under any ERCOT designation other than Type "B" provided that without regard to the type of, or ERCOT classification for the energy scheduled, as between ECI and CAPROCK, the delivery

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 8

                    obligations of ECI will be consistent with those attendant to deliveries of ERCOT Type "B" energy only. The obligations of ECI for deliveries of energy during the third Contract Year shall be subject to the excuses from performance set forth in the Master Agreement and for the failure or threat of failure of transmission or the curtailment of transmission.

CONTRACT QUANTITY:  The Transmission Contract Quantity shall be equal to the following amounts: For all months of 1999, the Transmission Contract Quantity shall equal 25 MW. For all months of 2000, the Transmission Contract Quantity shall equal the amount of reserved transmission capacity actually approved by the ERCOT Independent System Operator pursuant to the request for Planned Transmission Reservation from the Planned Resource entered by ECI on behalf of CAPROCK prior to October 1, 1999 (or pursuant to any other mechanism or methodology then in effect) and which is specific to this Agreement and for CAPROCK's energy load. For all months of 2001 (including those subsequent to May 2001 if ECI elects to extend the Initial Term), the Transmission Contract Quantity shall equal the amount of reserved transmission capacity actually approved by the ERCOT Independent System Operator pursuant to the request for Planned Transmission Reservation from the Planned Resource entered by ECI on behalf of CAPROCK prior to October 1, 2000 (or pursuant to any other mechanism or methodology then in effect) and which is specific to this Agreement and for CAPROCK's energy load. For all months of 2002, assuming an extension of the Initial Term, the Transmission Contract Quantity shall equal the amount of reserved transmission capacity actually approved by the ERCOT Independent System Operator pursuant to the request for Planned Transmission Reservation from the Planned Resource entered by ECI on behalf of CAPROCK prior to October 1, 2001 (or pursuant to any other mechanism or methodology then in effect) and which is specific to this Agreement and for CAPROCK's energy load.

                    In addition to the Transmission Contract Quantity, during each month of the Term, there shall exist an "energy contract quantity" expressed in MW (the "Energy Contract Quantity") which, for each Contract Year shall be as set forth in the following table:

--------------------------------------------------------------------------------------
            Contract Year                     Time Period                      Energy
                                                                              Contract
                                                                              Quantity
--------------------------------------------------------------------------------------
                  1                June 1, 1999 through May 31, 2000            20 MW
--------------------------------------------------------------------------------------


Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 9

--------------------------------------------------------------------------------------
                  2                June 1, 2000 through May 31, 2001            20 MW
--------------------------------------------------------------------------------------
                  3                June 1, 2001 through May 31, 2002            22 MW
--------------------------------------------------------------------------------------

                    The Energy Contract Quantity amounts for periods after May 31, 2001 are predicated on the assumption that ECI elects to extend the Agreement in accordance with the provisions set forth above in the Section entitled "Term". Nothing in this Section shall be construed to require ECI to extend the Initial Term or to otherwise modify the rights of ECI to elect such an extension.

DELIVERY POINT:     During the Initial Term, energy delivered under this
                    Agreement shall be delivered to either the Planned Resource
                    Delivery Point or the Committed Resource Delivery Point. ECI shall make such election for each day of the Initial Term prior to the scheduling deadline established by the ERCOT
                    Independent System Operator. The "Planned Resource Delivery
                    Point" and the "Committed Resource Delivery Point" shall be each facility's respective point of interconnection to the transmission grid of the transmission utility in whose service territory the respective facility is located. During the final Contract Year, the delivery point shall be the point on the transmission system of Garland Power & Light commonly known as the "Swindell Substation".

TRANSMITTING
UTILITY:            Any transmission owning utility in ERCOT.

RESERVATION
CHARGES:

PLANNING CAPACITY CHARGE:  $1.50 per KW/MO.
FIRM CAPACITY CHARGE:

         Contract Years 1 and 2     $4.40 PER KW/MO.
         Contract Year 3            $4.50 PER KW/MO.

                    For each month throughout the Term, CAPROCK shall pay ECI a monthly capacity payment equal to (A) the result obtained by multiplying the Planning Capacity Charge times the Transmission Contract Quantity (expressed in kilowatts), plus (B) the result obtained by multiplying the Firm Capacity Charge times the Energy Contract Quantity (expressed in kilowatts).

ENERGY STRIKE
PRICES: FOR ENERGY DELIVERED DURING DAYTIME HOURS (DEFINED BELOW), EXCLUDING ANY EXCESS ENERGY OR REPLACEMENT ENERGY, THE ENERGY

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 10

                    STRIKE PRICE (THE "DAYTIME ENERGY PRICE") SHALL BE EQUAL
                    TO THE MONTHLY HOUSTON SHIP CHANNEL GAS (HSC) PRICE
                    TIMES 10,500 MMBTU/KWH + $1.20 VARIABLE O&M PER MWH. FOR ENERGY DELIVERED DURING NIGHTTIME HOURS (DEFINED BELOW), EXCLUDING ANY EXCESS ENERGY OR REPLACEMENT ENERGY, THE ENERGY STRIKE PRICE (THE "NIGHTTIME ENERGY PRICE") SHALL BE EQUAL TO $15.00 PER MWH. DAYTIME HOURS AND NIGHTTIME HOURS SHALL HAVE THE DEFINITIONS APPLICABLE TO SUCH TERMS AS CONTAINED IN HOUSTON LIGHTING & POWER COMPANY'S FIRM ENERGY PRICING TARIFF AS SUCH TARIFF IS IN EXISTENCE ON THE DATE OF THIS CONFIRMATION, A COPY OF WHICH HAS BEEN PROVIDED BY ECI TO CAPROCK. MONTHLY HOUSTON SHIP CHANNEL GAS PRICE MEANS THE PRICE OF NATURAL GAS EXPRESSED IN $/MMBTU ACCORDING TO THE INSIDE FERC INDEX PRICE UNDER THE HEADING DELIVERED SPOT-GAS PRICE, HOUSTON SHIP CHANNEL/BEAUMONT, TEXAS (LARGE PACKAGES
                    ONLY) AS REPORTED IN THE PUBLICATION "INSIDE FERC'S GAS MARKET REPORT" FOR THE FIRST DAY OF THE APPLICABLE MONTH IN WHICH DELIVERIES OF ENERGY ARE MADE TO CAPROCK; PROVIDED THAT IF THE FOREGOING INDEX IS NO LONGER PUBLISHED, A MUTUALLY ACCEPTABLE, COMPARABLE INDEX SHALL BE USED.

                    During each month of the Term, CAPROCK shall pay to ECI for all energy dispatched during Daytime Hours of that month but excluding any Excess Energy or Replacement Energy, an amount equal to the result obtained by multiplying the total quantity of MWh delivered to CAPROCK during Daytime Hours, excluding Excess Energy and Replacement Energy, times the Daytime Energy Price. During each month of the Term, CAPROCK shall pay to ECI for all energy dispatched during Nighttime Hours of that month but excluding any Excess Energy and Replacement Energy, an amount equal to the result obtained by multiplying the total quantity of MWh delivered to CAPROCK during Nighttime Hours, excluding Excess Energy and Replacement Energy, times the Nighttime Energy Price.

                    For any Excess Energy or Replacement Energy procured by ECI, and in accordance with the understandings regarding the procurement of Excess Energy and/or Replacement Energy by ECI as set forth above, ECI shall use reasonable efforts to obtain the most competitively priced available Excess Energy or Replacement Energy. Nevertheless, in circumstances where ECI has delivered Excess Energy or Replacement Energy, ECI shall not guarantee any particular price for such Excess Energy or Replacement Energy; or indeed, whether the price for such Excess Energy or

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 11

                    Replacement Energy is ultimately determined to be the most competitive price. For any Excess Energy or Replacement Energy procured by ECI, CAPROCK shall reimburse ECI on a dollar for dollar basis for all charges, costs, fees, liabilities (including, but not limited to transmission or Ancillary Services costs) incurred by ECI in connection with ECI's procurement of the Excess Energy or Replacement Energy.

ANCILLARY SERVICES: In order to provide CAPROCK with the service described above during the Initial Term (and any extension as provided above), the Parties recognize that they will have to reach an agreement relative to the implementation of Ancillary Services (as such term is defined by the Substantive Rules of the Texas Public Utility Commission, the ERCOT ISO and/or the ERCOT Operating Guides) to accompany the deliveries of energy to CAPROCK. As such, the effectiveness of this Agreement is expressly conditioned upon the Parties obtaining and reaching a mutually acceptable arrangement(s) relative to such Ancillary Services prior to the commencement of the Initial Term and such arrangement(s) (or alternative comparable, satisfactory arrangements) being available throughout the Term. ECI shall use reasonable efforts to obtain the required Ancillary Services on behalf of CAPROCK prior to the commencement of the Initial Term, or if interim arrangements have been agreed to by the Parties, ECI shall use reasonable efforts to accommodate any arrangements obtained by CAPROCK for the interim period. ECI shall also use reasonable efforts to assist CAPROCK in putting more permanent arrangements in place following the commencement of the Initial Term. CAPROCK acknowledges that ECI cannot guarantee that Ancillary Services will be available for the transactions contemplated in this Agreement, or the price at which such Ancillary Services may be available.

                    Whether an agreement for Ancillary Services is entered into by ECI on behalf of CAPROCK or by CAPROCK on its own behalf, CAPROCK shall bear all costs associated with the procurement of such Ancillary Services, including, but not limited to, any fees or charges that may be necessary to transfer the CAPROCK load signal to any applicable control area. CAPROCK shall also bear all costs associated with the various energy products comprising Ancillary Services, if and when such Ancillary Services are supplied by an ancillary services provider.

ENERGY SCHEDULE:    For each month of the Initial Term during which ECI is
                    supplying the service described in this Agreement to CAPROCK, CAPROCK shall provide ECI not later than five
                    Business Days prior to the beginning of the

Mr. John Parker
Cap Rock Electric Cooperative,
Hunt-Collin Division
May 27, 1999                                                          Page 12

                    month, an hourly forecast of the energy demand expected to be required by CAPROCK under this Agreement. Prior to commencement of the Initial Term, CAPROCK and ECI agree to cooperate to develop a methodology by which the forecasts contemplated by this section may be accomplished. Any such methodology shall account for variations in temperature and The corresponding impact on CAPROCK's energy demand. ECI shall enter hourly schedules of energy based on forecasts provided by CAPROCK for each hour during which energy is to be provided under this Agreement. ECI shall use reasonable efforts to accommodate the requirements of any Ancillary Services agreement between CAPROCK and any Ancillary Services provider when entering or implementing schedules.

MISCELLANEOUS:      The capacity and energy delivered under this Agreement are intended for CAPROCK's use only for purposes of supplying its native customer load in its Hunt-Collin Division and the native load of the City of Farmersville Municipal Electric
                    Utility. As a result CAPROCK shall not be permitted to resell any of the capacity or energy delivered under this Agreement to any third party wholesale purchaser other than the City of Farmersville Municipal Electric Utility. The word "Seller's" in the first line of Section 6.6 of the Master Agreement is hereby deleted and replaced with the words "a Parties'". Section 6.3(a) of the Master Agreement is deleted in its entirety and replaced with the following:
                    "To terminate this Agreement and pursue the Non-Defaulting
                    Party's direct damages against the Defaulting Party;
                    and/or". Section 6.4 of the Master Agreement shall not apply in the context of an Event of Default for purposes of calculating damages.

This Agreement is executed to be effective as of the 27TH day of May 1999.


Electric Clearinghouse, Inc.        Cap Rock Electric Cooperative,
                                    Hunt-Collin Division


By: /s/ Matthew Schatzman           By: /s/ John D. Parker
   ----------------------------        ----------------------------

Name: Matthew Schatzman             Name: John D. Parker
     --------------------------          --------------------------

Title: Executive Vice President     Title: VP/CFO
      -------------------------           -------------------------

Date: June 4, 1999                  Date: May 27, 1999
     --------------------------          --------------------------